UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2005

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2005 and in connection with the resignation by B.B. Hollingsworth, Jr. as Chairman, President and Chief Executive Officer and as a director of Group 1 Automotive, Inc. (the "Company"), the Company and Mr. Hollingsworth entered into a Separation Agreement and General Release (the "Separation Agreement"). In accordance with the terms of the Separation Agreement, Mr. Hollingsworth is entitled to terminate the Separation Agreement on or prior to May 16, 2005 and the Company’s obligations under the agreement do not become effective if Mr. Hollingsworth makes such an election. The date on which the Separation Agreement becomes effective is referred to as the "Effective Date." The Separation Agreement supplements and amends the Employment Agreement dated March 1, 2002 (which was amended by the First Amendment to Employment Agreement dated May 21, 2003) between Mr. Hollingsworth and the Company (the "Employment Agreement").

Under the Separation Agreement, the Company will retain Mr. Hollingsworth as an independent consultant from the Effective Date through March 31, 2006 (the "Consulting Term"). The terms of the Employment Agreement, as modified to the extent described below, will continue to apply through the end of the Consulting Term at which time the Employment Agreement will terminate.

For his consulting services, the Company will pay Mr. Hollingsworth a total of $100,000 over the Consulting Term. In addition, the Company will continue to pay Mr. Hollingsworth his current monthly salary amount under the Employment Agreement until November 2, 2005. The Company will also be required to continue to make payments on the Split-Dollar Life Insurance policy on Mr. Hollingsworth’s life until December 31, 2008. Subject to the discretion of the board of directors, the Company may pay Mr. Hollingsworth up to a maximum of $380,000 under the Company’s 2005 Bonus Plan in February 2006. Additionally, through the Consulting Term, Mr. Hollingsworth’s existing medical coverage will be continued by the Company and Mr. Hollingsworth will be entitled to use the demonstrator vehicles currently provided to him by the Company.

On March 14, 2006, 12,500 shares of the 50,000 shares of restricted stock the Company granted to Mr. Hollingsworth in March 2005 will become fully vested. The remaining 37,500 shares of restricted stock will be forfeited to the Company.

Mr. Hollingsworth will not be a participant in the Company’s 401(k) or Employee Stock Purchase Plans after the Effective Date. During the Consulting Term, Mr. Hollingsworth will be eligible to participate in the Deferred Compensation Plan, but will not be entitled to receive employer deferrals after the Effective Date. Any vested interest held by Mr. Hollingsworth in the Company’s 401(k), Employee Stock Purchase Plan and Deferred Compensation Plan will be distributed in accordance with the terms of such plans.

The confidentiality provisions and the non-competition provisions contained in the Employment Agreement will continue for the periods set forth in the Employment Agreement. In addition, each of Mr. Hollingsworth and the Company entered into customary releases.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

May 12, 2005	By:	Robert T. Ray

Name: Robert T. Ray
Title: Senior Vice President, Chief Financial Officer & Treasurer